COLONIAL MUNICIPAL INCOME TRUST
        One Financial Center, Boston, Massachusetts 02111
                         (617) 426-3750

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD APRIL 28, 1995

Dear Fellow Shareholder:

     The Annual Meeting of Shareholders (Meeting) of Colonial Municipal Income Trust (Fund) will be held at the offices of Colonial Management Associates, Inc. (Adviser), One Financial Center, Boston, Massachusetts, on Friday, April 28, 1995, at 10:00 A.M., Eastern time, to:

     1.  Elect seven Trustees;

     2. Ratify or reject the selection of independent accountants; and

     3. Transact such other business as may properly come before the Meeting or any adjournment thereof.

                                    By order of the
                                    Trustees,





                                    Arthur O. Stern,
                                    Secretary


March 24, 1995

NOTICE: YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. IF A QUORUM IS NOT PRESENT AT THE MEETING, ADDITIONAL EXPENSES WILL BE INCURRED TO SOLICIT ADDITIONAL PROXIES. TO AVOID THESE COSTS TO YOUR FUND, PLEASE VOTE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE IMMEDIATELY.

IT-85/760A-0395
                         PROXY STATEMENT
                       General Information

                                                   March 24, 1995

     The enclosed proxy, which was first mailed on March 24, 1995, is solicited by the Trustees for use at the Meeting. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of each proposal referred to in the Proxy Statement. The proxy may be revoked prior to its exercise by a later dated proxy, by written revocation received by the Secretary or by voting in person. Solicitation may be made by mail, telephone, telegraph, telecopy and personal interviews. Authorization to execute proxies may be obtained by telephonically or electronically transmitted instructions. The cost of solicitation will be paid by the Fund.

     Thirty percent of the shares outstanding and entitled to vote constitutes a quorum and must be present in person or represented by proxy for business to be transacted at the Meeting. On February 1, 1995, the Fund had outstanding 27,346,098 shares of beneficial interest. Shareholders of record at the close of business on February 1, 1995 will have one vote for each share held. As of February 1, 1995, Cede & Co., P.O. Box 20, Bowling Green Station, New York, New York 10004 owned of record 66.42% of the Fund's outstanding shares.

     Votes cast by proxy or in person will be counted by persons appointed by the Fund to act as election tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. Where a shareholder withholds authority or abstains, or the proxy reflects a "broker non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) the shares will be counted as present and entitled to vote on the matter for purposes of determining the presence of a quorum. With respect to the election of Trustees and ratification of independent accountants, withheld authority, abstentions and broker non-votes have no effect on the outcome of the voting.

     Further information concerning the Fund is contained in its most recent Annual Report to shareholders, which is obtainable free of charge by writing the Adviser at One Financial Center, Boston, MA 02110 or by calling 1-800-248-2828.

1.    Election of Seven Trustees.

     Messrs. Birnbaum, Grinnell, Ireland, Lowry, Mayer, Shinn and Sullivan (who have each agreed to serve) are proposed for election as Trustees of the Fund each to serve three years or until a successor is elected. Messrs. Ireland, Mayer, Shinn and Sullivan currently serve as Trustees. Messrs. Birnbaum, Grinnell and Lowry are proposed to be added to the Board. The election of each of Messrs. Birnbaum, Grinnell and Lowry is conditioned on
(1) the closing of the Merger described below (Merger) of The Colonial Group, Inc. (TCG), parent company of the Adviser, with a subsidiary of Liberty Financial Companies, Inc. (Liberty Financial) (currently scheduled to occur on or about March 24,
1995) and (ii) their nomination by the current Trustees at a meeting scheduled for April 21, 1995. The Board of Trustees currently consists of Ms. Collins and Messrs. Bleasdale, Ireland, Mayer, McNeice, Moody, Neuhauser, Shinn, Sullivan and Weeks. The Board is currently divided into the following three classes, each with a three year term expiring in the year indicated (assuming the persons listed above, other than Messrs. Birnbaum, Grinnell and Lowry, are elected at the Meeting):

1996                1997                1998

Mr. Bleasdale       Ms. Collins         Mr. Ireland
Mr. McNeice         Mr. Neuhauser       Mr. Mayer
Mr. Moody           Mr. Weeks           Mr. Shinn
                                        Mr. Sullivan

     The years in which Messrs. Birnbaum's, Grinnell's and Lowry's terms will expire will be determined by the current
Trustees at their April meeting.

     The following table sets forth certain information about the current Trustees and about Messrs. Birnbaum, Grinnell and Lowry:

                                                  Shares
                                                  Beneficially
                                                  Owned
                                                  and
                                                  Percent of
Nominee Name        Principal Occupation (1)      Fund at
Age Trustee since   and Directorships             February 1, 1995(2)

Robert J. Birnbaum  Retired January, 1994;        ----
(67)                Special Counsel, Dechert
                    Price & Rhoads (September,
                    1988 to December, 1993);
                    President and Chief
                    Operating Officer, New York
                    Stock Exchange (May, 1985 to
                    June, 1988); Trustee,
                    Liberty Financial Trust.

Tom Bleasdale       Retired (formerly Chairman    ----
(64)      1992      of the Board and Chief
                    Executive Officer, Shore
                    Bank & Trust Company).
                    Director or Trustee:
                    Colonial Funds (3),  Stok,
                    Inc.

Lora S. Collins     Attorney, Kramer, Levin,      ----
(59)      1992      Naftalis, Nessen, Kamin &
                    Frankel (law).  Trustee:
                    Colonial Funds (3).

James E. Grinnell   Private Investor (since       ----
(65)                November, 1988); Senior Vice
                    President-Operations, The
                    Rockport Company, importer
                    and distributor of shoes
                    (May, 1986 to November,
                    1988); Trustee, Liberty
                    Financial Trust.

William D. Ireland, Retired (formerly Chairman    ----
Jr.                 of the Board, Bank of New
(71)      1987      England--Worcester).
                    Director or Trustee:
                    Colonial Funds (3).

Richard W. Lowry    Private Investor (August,     ----
(58)                1987 to present); Chairman
                    and Chief Executive Officer,
                    U.S. Plywood Corporation,
                    manufacturer and distributor
                    of wood products (August,
                    1985 to August, 1987);
                    Trustee, Liberty Financial
                    Trust.

William E. Mayer*   Dean of the College of        ----
(54)     1994       Business and Management,
                    University of Maryland
                    (formerly Dean of the Simon
                    Graduate School of Business,
                    University of Rochester;
                    Chairman and Chief Executive
                    Officer, C.S. First Boston
                    Merchant Bank; and President
                    and Chief Executive Officer,
                    The First Boston
                    Corporation).  Director or
                    Trustee:  Colonial Funds
                    (3), Hambrecht & Quist
                    Incorporated, American
                    Medical Inc., Chart House
                    Enterprises and Riverwood
                    International Corp.

John A. McNeice,    Chairman of the Board, Chief  ----
Jr.*                Executive Officer and
(62)     1987       Director of the Adviser:
                    Chairman of the Board and
                    Director of TCG:   Trustee:
                    Colonial Funds (3).

James L. Moody, Jr. Chairman of the Board,        ----
(63)     1987       Hannaford Bros. Co. (food
                    distributor) (formerly Chief
                    Executive Officer, Hannaford
                    Bros. Co.).  Director or
                    Trustee: Colonial Funds (3),
                    Penobscot Shoe Co., Sobeys
                    Inc., Hills  Stores Company,
                    Inc., UNUM Corporation,
                    IDEXX Laboratories.

John J. Neuhauser   Dean of the School of         ----
(51)     1987       Management, Boston College.
                    Director or Trustee:
                    Colonial Funds (3), Hyde
                    Athletic Industries, Inc.

George L. Shinn     Financial Consultant          ----
(72)     1992       (formerly Chairman, Chief
                    Executive Officer and
                    Consultant, The First Boston
                    Corporation).  Trustee or
                    Director: Colonial Funds
                    (3), The New York Times Co.,
                    Phelps Dodge Corp.,

Robert L. Sullivan  Management Consultant.        ----
(67)     1989       Trustee: Colonial Funds (3).

Sinclair Weeks, Jr. Chairman of the Board, Reed   ----
(71)    1992        & Barton Corporation.
                    Director or Trustee:
                    Colonial Funds (3),
                    Commonwealth Energy Systems.


* Mr. McNeice is an "interested person," as defined by the Investment Company Act of 1940 (1940 Act) because of his affiliation with TCG and the Adviser. Mr. Mayer is an "interested person" because of his affiliation with Hambrecht & Quist Incorporated (a registered broker dealer).

(1) Except as otherwise noted, each individual has held the office indicated or other offices in the same company for the last five years.

(2) On February 1, 1995, the Trustees and officers of the Fund beneficially owned less than 1% of the then outstanding shares of the Fund.

(3) Colonial Funds include: Colonial Trust I, Colonial Trust II, Colonial Trust III, Colonial Trust IV, Colonial Trust V, Colonial Trust VI, Colonial High Income Municipal Trust, Colonial InterMarket Income Trust I, Colonial Intermediate High Income Fund, Colonial Investment Grade Municipal Trust and Colonial Municipal Income Trust.

     The following table sets forth certain information about the executive officers of the Fund.

Name
Age       Executive            Principal Occupation (4)
          Officer Since

John A. McNeice, Jr.           President and Trustee of the
62          1987               Fund: Chairman of the Board,
                               Chief Executive Officer and
                               Director of the Adviser:
                               Chairman of the Board and
                               Director of TCG: President
                               and Trustee of Colonial Funds
                               (5).

Harold W. Cogger               Vice President of the Fund:
59          1993               President and Director of the
                               Adviser (formerly Executive
                               Vice President): President,
                               Chief Executive Officer and
                               Director of TCG: Vice
                               President of Colonial Funds
                               (5).

Davey S. Scoon                 Vice President of the Fund
48          1993               (formerly Treasurer):
                               Executive Vice President and
                               Director of the Adviser
                               (formerly Senior Vice
                               President and Treasurer):
                               Executive Vice President and
                               Chief Operating Officer of
                               TCG (formerly Vice President
                               - Finance and Administration
                               and Treasurer):  Vice
                               President of Colonial Funds
                               (formerly Treasurer) (5).

Richard A. Silver              Treasurer and Chief Financial
48          1993               Officer of the Fund (formerly
                               Controller): Senior Vice
                               President, Director,
                               Treasurer and Chief Financial
                               Officer of the Adviser:
                               Treasurer and Chief Financial
                               Officer of TCG (formerly
                               Assistant Treasurer):
                               Treasurer and Chief Financial
                               Officer of Colonial Funds
                               (5).

Peter L. Lydecker              Controller of the Fund
41          1993               (formerly Assistant
                               Controller):  Vice President
                               of Adviser (formerly
                               Assistant Vice President):
                               Controller of Colonial Funds
                               (formerly Assistant
                               Controller) (5).

(4) Except as otherwise noted, each individual has held the office indicated or other offices in the same company for the last five years.

(5) Colonial Funds include: Colonial Trust I, Colonial Trust II, Colonial Trust III, Colonial Trust IV, Colonial Trust V, Colonial Trust VI, Colonial High Income Municipal Trust, Colonial InterMarket Income Trust I, Colonial Intermediate High Income Fund, Colonial Investment Grade Municipal Trust and Colonial Municipal Income Trust.

     Certain officers and Trustees of the Fund also hold positions with the other Colonial Funds for which the Adviser acts as investment adviser.

Trustees Meetings and Committees
     During the fiscal year ended November 30, 1994, the Board held seven meetings.

     The current Trustees received the following compensation from the Fund for the fiscal year ended November 30, 1994 and from the Colonial Funds for the calendar year ended December 31, 1994 for serving as Trustees:


                 Aggregate
                 Compen-     Pension or
                 sation      Retirement  Estimated   Total Compensation
                 From        Benefits    Annual      From Fund
                 Fund for    Accrued As  Benefits    Fund Complex
                 the fiscal  Part of     Upon        For the Calendar
                 year ended  Fund        Retirement  year ended
Trustee          11/30/94    Expense     Retirement  12/31/94 (b)

Tom Bleasdale    $1,944 (a)  $0          $0          $101,000
Lora S. Collins   1,804       0           0            95,000
William D.
 Ireland, Jr.     2,094       0           0           110,000
William E.
  Mayer           1,750       0           0            89,752
John A.
 McNeice, Jr.         0       0           0                 0
James L. Moody,
  Jr.             1,880       0           0           109,000
John J.           1,908       0           0            95,000
 Neuhauser
George L. Shinn   1,974       0           0           112,000
Robert L.         2,017       0           0           104,561
 Sullivan
Sinclair Weeks,
 Jr.              2,090       0           0           116,000

(a)    Includes $938 payable as deferred compensation.

(b) The Colonial Funds Complex consists of 31 open-end and 5 closed-end management investment company portfolios advised by the Adviser.

     The following table sets forth the amount of compensation paid to Messrs. Birnbaum, Grinnell and Lowry in their capacities as Trustees of the Liberty All-Star Equity Fund, The Charles Allmon Trust, Inc., Liberty Financial Trust and LFC Utilities Trust (together, Liberty Funds) for service during the calendar year ended December 31, 1994:


                 Aggregate
                 Compen-     Pension or
                 sation      Retirement
                 From Fund   Benefits    Estimated   Total Compensation
                 for the     Accrued As  Annual      From Liberty Funds
                 fiscal      Part of     Benefits    For the calendar
                 year ended  Fund        Upon        year ended
Trustee          11/30/94    Expense     Retirement  12/31/94 (c)

Robert J.        $0          $0          $0          $     0
 Birnbaum
James E.          0           0           0           31,032
 Grinnell
Richard W.        0           0           0           31,282
 Lowry

(c) The Liberty Funds consist of 5 open-end and 2 closed-end mangement investment company portfolios, each of which is advised by Stein Roe & Farnham Incorporated, an indirect wholly-owned subsidiary of Liberty Financial.

     The Audit Committee of the Colonial Funds, consisting of Messrs. Bleasdale, Ireland, Moody, Shinn, Sullivan and Weeks, met twice during the fiscal year ended November 30, 1994. The Committee recommends to the Trustees the independent accountants to serve as auditors, reviews with the independent accountants the results of the auditing engagement and the internal accounting procedures and controls, and considers the independence of the independent accountants, the range of their audit services and their fees.

     The Compensation Committee of the Colonial Funds, consisting of Ms. Collins and Messrs. Neuhauser, Sullivan and Weeks, met once during the fiscal year ended November 30, 1994. The
Committee reviews compensation of the Trustees.

     The Nominating Committee of the Colonial Funds, consisting of Messrs. Bleasdale, Ireland, Moody and Weeks, met once during the fiscal year ended November 30, 1994. The Committee in its sole discretion recommends to the Trustees nominees for Trustee and for appointments to various committees. The Committee will consider candidates for Trustee recommended by shareholders. Written recommendations with supporting information should be directed to the Committee in care of the Fund.

     During the fiscal year ended November 30, 1994, each of the current Trustees, attended more than 75% of the meetings of the Board and the committees of which such Trustee is a member.

     If any of the nominees listed above become unavailable for election, the enclosed proxy will be voted for a substitute candidate in the discretion of the proxy holder(s). If the conditions set forth on page 3 are not fulfilled, the enclosed proxy will not be voted for the election of Messrs. Birnbaum, Grinnell and Lowry.

                          Required Vote

     A plurality of the votes cast at the Meeting, if a quorum is represented, is required for the election of each Trustee.

     Description of the Adviser. The Adviser is a wholly-owned subsidary of TCG. On October 12, 1994, TCG, Liberty Financial Companies, Inc. and Apple Merger Corporation (Merger Subsidiary), a wholly-owned subsidary of Liberty Financial, entered into an Agreement and Plan of Merger, which was amended and restated as of February 8, 1995 (Merger Agreement). Pursuant to the Merger Agreement, TCG, subject to the satisfaction of certain conditions (including, among others, adoption and approval of the Merger Agreement by the stockholders of TCG and receipt of approvals of new Management Agreements by the shareholders of 90% of the Colonial Funds and the other registered investment companies for which TCG or its subsidiaries, including the Adviser, acts as an investment adviser, as measured by net assets), or in certain cases, waiver of conditions, will merge with Merger Subsidiary with TCG being the surviving corporation (Surviving Corporation). Over 90% of the Colonial Funds' shareholders approved the new Management Agreements at the Special Meetings of Shareholders held on February 15, 1995. The Surviving Corporation will remain a wholly-owned subsidary of Liberty Financial. Current TCG stockholders will become stockholders of Liberty Financial unless they elect to receive cash in exchange for their stock. After the Merger, the Adviser will be a wholly-owned subsidiary of the Surviving Corporation. The Merger, together with certain other matters contemplated by the Merger Agreement, constitute the Transaction.

     Liberty Financial is currently an indirect subsidiary of Liberty Mutual Insurance Company (Liberty Mutual). Liberty Financial is a diversified and integrated asset management organization which provides insurance and investment products to individuals and institutions. Its principal executive offices are located at 600 Atlantic Avenue, 24th Floor, Boston, Massachusetts 02210. After the closing of the Transaction (Closing), the only stockholders of Liberty Financial other than Liberty Mutual will be those TCG stockholders who receive Liberty Financial stock in the Merger. Liberty Mutual is a Massachusetts-chartered mutual property and casualty insurance company with over $20.6 billion in assets and $3.5 billion in surplus at December 31, 1994. The principal business activities of Liberty Mutual's subsidiaries other than Liberty Financial are property-casulty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force. Its principal executive offices are located at 175 Berkeley Street, Boston, Massachusetts 02117.

     John A. McNeice, Jr., who is President and a Trustee of the Colonial Funds, presently holds 1,464,000 shares of TCG Class A Common Stock, representing 20.24% of the Class A Common Stock of TCG, and 98,437 shares of TCG Class B Common Stock, representing 50.94% of its outstanding Class B Stock. Because of his stock ownership, he is considered to be a controlling person of TCG and of the Adviser, which is a wholly-owned subsidiary of TCG. After the Closing, Mr. McNeice will no longer be a controlling person of the Adviser.

     In connection with the Merger, unless holders of TCG Common Stock (Common Stock) elect otherwise, each share of Common Stock will be converted into the right to receive one share of Liberty Financial Common Stock (New Common Stock). Alternatively, a TCG stockholder may elect, with respect to all or some of his or her shares, to convert such holder's Common Stock into either, but not both, of (i) the right to receive $40.00 in cash per share of Common Stock or (ii) the right to receive .77 shares of Series A Convertible Preferred Stock of Liberty Financial (New Preferred Stock) per share of Common Stock. Notwithstanding these alternatives, the aggregate cash paid to TCG stockholders will be limited to $100 million and the total amount of New Preferred Stock issued to stockholders will be limited to 1,040,000 shares. If such limits are reached, the number of shares of Common Stock subject to elections to receive cash or New Preferred Stock, as the case may be, will be reduced ratably based on the number of shares elected to be so treated by each stockholder. As of November 30, 1994, there were 7,166,646 shares of Class A Common Stock and 193,217 shares of Class B Common Stock outstanding.

2.    Ratification of Independent Accountants.

     Price Waterhouse LLP was selected as independent accountants for the Fund for the fiscal year ending November 30, 1995, by unanimous vote of the Trustees, subject to ratification or rejection by the shareholders. Neither Price Waterhouse LLP nor any of its partners has any direct or material indirect financial interest in the Fund. Price Waterhouse LLP also acts as independent accountants for the Adviser and affiliated companies. A representative of Price Waterhouse LLP will be available at the Meeting to respond to appropriate questions and make a statement (if the representative desires), if requested by a shareholder in writing at least five days before the Meeting.
                          Required Vote

     Ratification requires the affirmative vote of a majority of the shares of the Fund voted at the Meeting.
3.   Other Matters and Discretion of Attorneys Named in the
     Proxy

     At this date only the business mentioned in Items 1 and 2 of the Notice of the Meeting is contemplated to be presented. If any procedural or other matters properly come before the Meeting, the enclosed proxy shall be voted in accordance with the best judgment of the proxy holder(s).

     The Meeting is called to be held at the same time as the meeting of shareholders of Colonial Intermediate High Income Fund. It is anticipated that such meetings will be held simultaneously. In the event that any Fund shareholder at the Meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the meetings so that the Meeting of the Fund may be held separately, the persons named as proxies will vote in favor of such an adjournment.

     If a quorum of shareholders (thirty percent of the shares entitled to vote at the Meeting) is not represented at the Meeting or at any adjournment thereof, or, even though a quorum is so represented, if sufficient votes in favor of the Items set forth in the Notice of the Meeting are not received by April 28, 1995, the persons named as proxies may propose one or more adjournments of the Meeting for a period or periods of not more than ninety days in the aggregate and further solicitation of proxies may be made. Any such adjournment may be effected by a majority of the votes properly cast in person or by proxy on the question at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Items set forth in the Notice of the Meeting. They will vote against any such adjournment those proxies required to be voted against any of such Items.

            Date for Receipt of Shareholder Proposals

     Proposals of shareholders which are intended to be considered for inclusion in the Fund's proxy statement relating to the 1996 Annual Meeting of Shareholders of the Fund must be received by the Fund at One Financial Center, Boston,
Massachusetts, 02111 on or before December 8, 1995.

   Shareholders are urged to vote, sign and mail their proxies immediately.


               COLONIAL MUNICIPAL INCOME TRUST

Proxy                                  This Proxy is Solicited on
                                          Behalf of the Trustees.
               The  undersigned shareholder hereby appoints Michael
H. Koonce, John A. McNeice, Jr. and Arthur O. Stern, and each of them, proxies of the undersigned, with power of substitution, to vote at the Annual Meeting of Shareholders of Colonial Municipal
Income Trust (Trust), to be held at Boston, Massachusetts, on Friday April
28, 1995, and at any adjournments, as follows on the reverse side of this card.

PLEASE MARK VOTES AS IN THIS EXAMPLE

1.    ELECTION OF SEVEN TRUSTEES.
      (Item 1 of the Notice)


         FOR                    WITHHOLD                FOR ALL EXCEPT

         ---                    --------                --------------

Robert J.        James E.         William D. Ireland,  Richard W.
  Birnbaum         Grinnell         Jr.                  Lowry

William E.       Robert L.        George L. Shinn
  Mayer            Sullivan

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through that nominee's name in the list above.)

2. PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT ACCOUNTANTS. (Item 2 of the Notice)

FOR                    AGAINST                ABSTAIN

3. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy, when properly executed, will be voted in the manner directed above and, absent direction, will be voted for Items 1 and 2 listed above.

Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                   Dated:------------------------, 1995



                                   -------------------------------
                                   Signature



                                   -------------------------------
                                   Signature if held jointly

PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

                                   Please sign exactly as your name
                                   appears on the books of the Trust.
                                   Joint owners should each sign personally personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.
                                   If a corporation, this signature should
                                   be that of an authorized officer who should state his or her title.